                                                         EX-99.B(j)wrconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective
Amendment No. 20 to Registration Statement No. 33-45961 of Ivy Funds, Inc.
(formerly W&R Funds, Inc.) on Form N-1A of our report dated May 9, 2003 appearing in the Annual Report to Shareholders of Asset Strategy Fund, Core
Equity Fund, High Income Fund, International Growth Fund, Large Cap Growth
Fund, Limited-Term Bond Fund, Mid Cap Growth Fund, Money Market Fund,
Municipal Bond Fund, Science and Technology Fund, Small Cap Growth Fund and
Tax-Managed Equity Fund, comprising W&R Funds, Inc., for the fiscal year ended March 31, 2003, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional
Information. We also consent to the reference to us under the caption
"Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

/s/Deloitte & Touche LLP
-----------------------
Deloitte & Touche LLP
Kansas City, Missouri
June 30, 2003